Exhibit 99.1


InfoSearch Media, Inc. Reports Revenue of Approximately $2.8 Million for the
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Fourth Quarter of 2005, a 398% Increase Over the Fourth Quarter of 2004
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InfoSearch Media (OTC BB: ISHM), a leading provider of content-based marketing products and services for the Internet, today announced that revenue for the fourth quarter of 2005 was approximately $2.8 million (results are unaudited and subject to review). The results for the quarter represent a 398% increase over the fourth quarter of 2004.

"We are pleased that our customer base for our ContentLogic product continued to grow in the fourth quarter and will further drive revenue growth," said George Lichter, InfoSearch Media's CEO. "Behind this revenue increase in our customer base is a dawning realization by the entire on-line businesses community of the significant value in higher quality content due to its ability to achieve improved organic search results, and we are the only pure play providing content development for use in internet search marketing," Mr. Lichter concluded.

About InfoSearch Media

InfoSearch Media (http://www.infosearchmedia.com) helps businesses succeed on the web by implementing content-based solutions that can simultaneously increase online search engine rankings and website sales performance. Priced for the small and medium sized business, Infosearch Media drives website performance through its two products: ContentLogic and ArticleInsider.

ContentLogic is targeted content developed by InfoSearch Media and implemented directly on our client's website. Utilizing sophisticated content and keywords analytics, ContentLogic provides new customers to the website through improved search engine rankings. Upon arriving on our client's website, our content solution provides an information appropriate environment engineered to stimulate a sale. InfoSearch Media offers this product primarily on a month-to-month leasing plan. Many small business owners prefer the month-to-month plan which provides lower upfront cost without a long term commitment.

ArticleInsider is for clients who want to provide increased and improved traffic to their existing website in the form of highly qualified leads. Unlike ContentLogic, this product is not implemented on the client's website, but rather on InfoSearch Media's www.articleinsider.com website. Using the same InfoSearch content and keyword analytics, this product is written in the form of a general informational article, focused on the customer's business topic. Our clients sponsor a prominent link on that page, achieve significantly higher click-through rates than industry averages and pay in the now traditional cost per click method. Between ContentLogic and ArticleInsider, InfoSearch Media currently has over 5,000 clients, primarily small and medium sized business but also large companies such as Netflix, Newegg.com, Pitney Bowes, Cardservice International and Price.com, among others.


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Safe Harbor Statement

This release contains "forward-looking statements" that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of attracting new customers and maintaining existing customers and developing, deploying and delivering InfoSearch services; a failure to complete our contemplated financing arrangements; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in InfoSearch's filings with the Securities and Exchange Commission. In particular, see InfoSearch's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from InfoSearch. InfoSearch does not assume any obligation to update the forward-looking information contained in this press release.